united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 19, 2012, Astoria Financial Corporation (the “Company”) issued and sold $250 million aggregate principal amount of its 5.000% Senior Notes due 2017 (the “Notes”). The Notes were sold pursuant to a Purchase Agreement, dated June 14, 2012 (the “Purchase Agreement”), by and among the Company, Jefferies & Company, Inc. and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed in Schedule I thereto. The Notes were offered and sold under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-182041), as supplemented by a final prospectus supplement dated June 14, 2012. The Company received $248,625,000 in net proceeds, after discounts and commissions but before expenses, from the sale of the Notes. The Purchase Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The terms of the Notes are governed by an indenture, dated as of June 19, 2012, between the Company and Wilmington Trust, National Association, as trustee. The indenture and the form of the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

A press release announcing the issuance and sale of the Notes is attached hereto as Exhibit 99.1.

Item 9.01.	Other Events.

(d)	Exhibits.

Exhibit 1.1	Purchase Agreement, dated June 14, 2012, by and among Astoria Financial Corporation, Jefferies & Company, Inc. and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed in Schedule I thereto

Exhibit 4.1	Indenture, dated as of June 19, 2012, between Astoria Financial Corporation and Wilmington Trust, National Association, as trustee

Exhibit 4.2	Form of 5.000% Senior Notes due 2017

Exhibit 5.1	Opinion of Arnold & Porter LLP

Exhibit 23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1 to this Current Report on Form 8-K)

Exhibit 99.1	Press Release dated June 19, 2012

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and
Director of Investor Relations

Dated: June 20, 2012